Exhibit 99.1

One North Central Avenue, Phoenix, AZ 85004 • (602) 366-8100

Date:	June 27, 2006

From:	[SENDER'S NAME]

To:	[SUPPLIER NAME]

Subject:	Phelps Dodge, Inco and Falconbridge Announcement
Dear [SUPPLIER CONTACT NAME]:
Yesterday, it was publicly announced that Phelps Dodge, Inco and Falconbridge are combining to form one of the world’s largest mining companies. Once all conditions have been met over the next few months and the transaction closes, Phelps Dodge feels there will be significant synergies with its existing supply base and the new corporation.
We ask for your patience while we evaluate the opportunities and develop strategies to implement them. However, if you are aware of potential opportunities with the new entity that your company would be interested in exploring, please identify them to [COMMODITY MANAGER NAME] so that we can make sure they are included in our evaluation list.
Our suppliers are very important to Phelps Dodge and I wanted to make sure that you have the latest information concerning the announcement. Please use the following links for additional detail.
Phelps Dodge / Inco Website:
http://www.phelpsdodgeinco.com/
Phelps Dodge / Inco Presentations:
http://www.phelpsdodgeinco.com/webcastsPresentations/index.html
We look forward to working with you to identify and capture areas of opportunity. If you have any questions please feel free to contact me or to address them with [COMMODITY MANAGER NAME].
Best Regards,
[Sender’s Name]
[Title]
Global Supply Chain
Phelps Dodge Corporation
     NOTE: In connection with the proposed combination, Phelps Dodge (“Phelps Dodge ”) intends to file a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the proxy statement, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at Phelps Dodge’s Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4414, and Attention: Assistant General Counsel and Secretary (602) 366-8100.
Cautionary Language Concerning Forward-Looking Statements
     These materials include “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including statements regarding, among other things, the benefits of the combination with Inco and the combined company’s plans, objectives, expectations and intentions. All statements other than historical information are forward-looking statements. These forward-looking statements are based on management’s current beliefs and expectations, speak only as of the date made, and are subject to a number of significant risks and uncertainties that cannot be predicted or quantified and are beyond our control. Future developments and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: (i) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (ii) the failure of Inco’s shareholders to approve the plan of arrangement; (iii) the failure of Phelps Dodge’s shareholders to authorize the issuance of Phelps Dodge common shares, the change of Phelps Dodge’s name to Phelps Dodge Inco Corporation and an increase in the size of Phelps Dodge’s board of directors as required under the combination agreement; (iv) the risks that the businesses of Phelps Dodge and Inco and/or Falconbridge will not be integrated successfully; (v) the risks that the cost savings, growth prospects and any other synergies from the combination may not be fully realized or may take longer to realize than expected; (vi) the combined company’s inability to refinance indebtedness incurred in connection with the combination on favorable terms or at all; (vii) the possibility that Phelps Dodge will combine with Inco only; (viii) the possible impairment of goodwill resulting from the combination and the resulting impact on the combined company’s assets and earnings; and (ix) additional factors that may affect future results of the combined company set forth in Phelps Dodge’s, Inco’s and Falconbridge’s filings with the Securities and Exchange Commission, which filings are available at the SEC’s Web Site at (www.sec.gov). Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.